Exhibit 10(t)

                             SECURITY AGREEMENT


This Security Agreement (the "Agreement") is entered into as of May 13, 1996, between MRL, Inc., ("Borrower") and Concord Growth Corporation ("Lender"), in connection with various loans and other credit accommodations by Lender to Borrower pursuant to the Loan Agreement dated May 13, [concurrently herewith] between Borrower and Lender, as the same may be amended, restated, supplemented, extended, or replaced from time to time (collectively, the "Loan Agreement").

Capitalized terms used in this Agreement shall have either (a) the meanings assigned to them in Section 6.6 of this Agreement, or (b) if such terms are not otherwise defined in this Agreement, the respective meanings assigned to them in the Loan Agreement.

This Agreement amends, restates, and supersedes that certain Factoring Agreement dated November 14, 1995, by and among Concord Growth Corporation, as Buyer and MRL, Inc., as Seller, as amended from time to time.

1.   GRANT OF SECURITY INTEREST

     1.1 Grant of Security Interest. To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and Borrower hereby assigns and pledges to Lender for security purposes, all of Borrower's right, title and interest in and to the following property, whether now owned or existing or hereafter acquired or arising, wherever located, (collectively, the "Collateral"), including any Collateral not deemed eligible for lending purposes:
           (a)   All accounts;
           (b)   All chattel paper,
           (c) All general intangibles, including, without limitation, all rights to payment, causes of action, rights to receive tax refunds, contract rights, customer lists, guaranties, deposit accounts, cash, rights in and claims under insurance policies (including rights to unearned premiums), copyrights, patents, trademarks, tradenames, rights under license agreements and rights thereunder, all other intellectual property, and goodwill (including the goodwill associated with trademarks and trademark licenses);
           (d) All investment property (as defined in the Uniform Commercial Code);
           (e)   All inventory;
           (f)   All equipment and fixtures;
           (g) All documents, instruments, letters of credit and bankers' acceptances;
           (h) All consumer goods, farm products, crops, timber, minerals or the like (including oil and gas);
           (i) All books and records relating to any of the above, including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party; and
           (j) All accessions, substitutions for and all replacements, products, and cash and non-cash proceeds of the foregoing, in whatever form, including all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

2.   APPOINTMENT AS ATTORNEY-IN-FACT; PRESERVATION OF COLLATERAL

     2.1. Attorney-in-Fact. Borrower hereby appoints Lender and any designee of Lender as Borrower's attorney-in-fact and authorizes Lender or such designee, at Borrower's sole expense, to exercise at any times in Lender's or such designee's discretion all or any of the following powers, which powers, being coupled with an interest, shall be irrevocable until all Obligations have been paid and satisfied in full:
           (a) receive, endorse, assign, deliver, and deposit, in the name of Lender or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof;
           (b) notify account debtors, other obligors or any bailees of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto;
           (c) notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral;
           (d) execute in the name of Borrower and file against Borrower in favor of Lender financing statements, deeds of trust, mortgages, or other assignment documents, as well as any amendments with respect to any portion of the Collateral;
           (e) obtain insurance at Borrower's expense and, after an Event of Default, to adjust or settle any claim or other matter arising pursuant to Borrower's insurance or to amend or cancel such insurance;
           (f) after an Event of Default, take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to direct collection of or other realization upon the accounts and other Collateral;
           (g) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower; and
           (h) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations.

     2.2. Limitations Upon Written Notice or After Event of Default. Borrower shall not, without the prior written consent of Lender, (1) absent an Event of Default, after receiving written notice from Lender, or (2) after an Event of Default:
           (a) grant any extension of time of payment of any of the accounts or any of the other Collateral that includes a monetary obligation;
           (b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof;
           (c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral; or
           (d) grant any credits, discounts, allowances, deductions. return authorizations or the like with respect to any of the accounts or any such other Collateral.

     2.3. Lender's Right to Cure. Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interest or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

     2.4. Inspection Access to Collateral. Lender or its designee shall have access at any time to all of the premises where Collateral is located for the purposes of inspecting the Collateral and making copies of Borrower's books and records. Lender may use such of Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender all financial and other information in their possession regarding Borrower. All such inspection, copying, use of personnel, equipment and premises, and disclosure of information, shall be at Borrower's sole expense.

3.   ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrower under the Loan Agreement:

     3.1. Trade Names. Borrower may from time to time render invoices to account debtors under its trade names set forth in Schedule A hereto; provided, that (a) each such trade name does not refer to another corporation or other legal entity, and (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower and are subject to the security interest of Lender.

     3.2. Locations of Collateral. Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth below Borrower's signature. Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Schedule A, except Borrower may change such locations or open a new place of business after thirty (30) days prior written notice to Lender. Prior to any change in location or opening of any new place of business, Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements and other agreements as Lender may require.

     3.3. Encumbrances Against Collateral. Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except, if any, those set forth on Schedule A hereto. The liens and security interests granted by Borrower to Lender in the Collateral are first priority liens and security interests, subject only to those liens and security interests set forth on Schedule A, unless the holder of any such liens and security interests subordinates to Lender.

     3.4. Insurance. Borrower shall at all times maintain, with financially sound and reputable insurers, casualty insurance with respect to the Collateral and other assets. Borrower shall at the request of Lender, name Lender as loss payee of such insurance. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Borrower shall deliver to Lender, in kind, all payments or instruments representing proceeds of insurance received by Borrower. Insurance proceeds received by Lender, at any time, may be applied, at Lender's option, to repay any of the Obligations, whether or not due (and in any order determined by Lender), or held as security therefor, or employed to replace or repair any portion of the Collateral.

     3.5 Supplemental Documentation. Upon Lender's request, at any time, Borrower shall execute and deliver such agreements, documents and instruments, and do such further acts as Lender in its discretion, deems necessary or appropriate to create, preserve, perfect or evidence any security interest of Lender, or the priority thereof, in the Collateral.

     3.6. Other Fees and Expenses. Borrower shall pay to Lender immediately upon Lendees demand, all fees and expenses, including reasonable fees and expenses of attorneys and other professionals, incurred by Lender in connection with any and all of the following: (a) preparing, amending, supplementing, restating, negotiating or enforcing the Loan Agreement, any of the other Loan Documents or any waivers or consents in connection with the foregoing, (b) perfecting, protecting or enforcing Lender's interest in the Collateral, (c) collecting the Obligations, or (d) defending or in any way addressing any claims made or litigation initiated by or against Lender as a result of Lender's relationship with Borrower or any guarantor. All such fees and expenses shall be payable to Lender whether incurred before, during or after any bankruptcy case or insolvency proceeding involving Borrower, any guarantor or any account debtor.

     3.7. Copyrights, Patents and Trademarks. Borrower owns or possesses all of the copyrights, patents, trademarks and licenses necessary to conduct its business. All such copyrights, patents, trademarks and licenses are listed on Schedule A hereto.

4.   EVENTS OF DEFAULT AND REMEDIES

     4.1. Events of Default. The occurrence of an "Event of Default" under the Loan Agreement constitutes an Event of Default under this Agreement.

     4.2. Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, the Loan Agreement, any other Loan Documents, the Uniform Commercial Code as in effect in California or other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender any determine. Without limiting the foregoing, Lender may:
      (a) terminate the facility under the Loan Agreement with respect to further Advances and other loans and Accommodations, whereupon no further Advances, loans or other Accommodations will be made thereunder or pursuant to any Inventory Rider;
      (b) accelerate the payment of all Obligations and demand immediate payment thereof to Lender whereupon all Obligations shall become immediately due and payable without demand, presentation, protest, or further notice of any kind;
      (c) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral;
      (d) require Borrower, at Borrower's expense, to assemble and make available to Lender all or any portion of the Collateral at any place and time designated by Lender;
      (e) collect, foreclose, receive, appropriate, setoff and realize upon, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations;
      (f) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral, at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with Lender having the right to purchase the whole or any part of the Collateral at any public sale and, to the extent authorized by applicable law, at any private sale. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, seven (7) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. If Lender institutes any action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

     4.3. Application of Collateral Proceeds. Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrower) and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency, together with interest at the rate provided in the Loan Agreement plus the Default Rate as defined in the Loan Agreement, and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and expenses.

     4.4. Grant of License to Use Patents and Trademarks. To enable Lender to exercise rights and remedies under Section 4.2 hereof Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, license or sublicense any patent, trademark, trade secret, or copyright now owned or hereafter acquired by Borrower, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

5.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; AND RELEASE

     5.1 Governing Law. This Agreement, the Loan Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to principles of conflicts of laws).

     5.2. WAIVER OF JURY TRIAL. BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION OR PROCEEDING ASSERTING ANY CAUSE OF ACTION, CLAIM, THIRD PARTY CLAIM OR COUNTERCLAIM (COLLECTIVELY, "CLAIMS-) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE COLLATERAL THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING, WITHOUT LIMITATION, CLAIMS WHICH INVOLVE PERSONS OR ENTITIES OTHER THAN LENDER, CLAIMS WHICH ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN LENDER AND BORROWER, AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, TORT OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND.

     5.3. Jurisdiction. Borrower hereby irrevocably submits to the jurisdiction of any California State or Federal court sitting in San Francisco County in any action or proceeding arising out of or relating to this Agreement, the Loan Agreement or any of the Loan Documents, and Borrower hereby irrevocably agrees that all claims with respect to such action or proceeding may be heard and determined in such California State court or, to the extent permitted by law, in such Federal court. Borrower hereby irrevocably waives, to the fullest extent Borrower may effectively do so, the defense of inconvenient forum to the maintenance of such action or proceeding. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrowees address specified in the Loan Agreement. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other matter provided by law. Nothing in this Section
5.3 shall affect Lendees right to serve legal process in any other manner permitted by law or affect Lender's right to bring an action or proceeding against Borrower or Borrowees property in the courts of other jurisdictions.

     5.4. No Implied Waiver. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     5.5. Release. Borrower hereby releases and exculpates Lender, its officers, employees and designees, from any liability arising from any acts under this Agreement, the Loan Agreement or any other Loan Documents, or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct or gross negligence. In no event will Lender have any liability to Borrower for lost profits or other special, consequential, exemplary, or punitive damages.

6.   TERM OF AGREEMENT: MISCELLANEOUS

     6.1. Term. This Agreement shall remain in effect unless and until Lender receives full, final and indefeasible payment of all Obligations, the Loan Agreement shall be terminated and of no further force and effect, and Lender notifies Borrower in writing that the foregoing have occurred.

     6.2. Notices. Except as otherwise provided, all notices, requests and demands hereunder shall be made in the manner and shall have the effect provided in the Loan Agreement.

     6.3. Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect the Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

     6.4. Headings. All title and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

     6.5. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be an original but all of which shall constitute one and the same agreement.

     6.6. Definitions. All terms used herein which are defined in the Uniform Commercial Code as in effect in California shall have the meanings given therein unless otherwise defined in this Agreement. All references to the singular or plural herein shall include the singular and plural, unless the context otherwise requires. The term "including" is not limiting or exclusive. Capitalized terms used in this Agreement shall have the following respective meanings when used herein:

     "Collateral" shall have the meaning set forth in Section 1.1.
     "Event of Default" shall have the meaning set forth in Section 4.1. "Loan Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date stated above.


"Borrower"

     MRL, Inc.


     By: /s/ Larry J. Stallings

     Title: President and CEO

     Address of Borrower's Chief Executive Office and Principal Place of
     Business:

     287 North Lindbergh Boulevard, Suite 206
     St. Louis, Missouri  63141

     Telephone:  (314) 946-6900
     Facsimile:  (314) 946-2860



"Lender"

     CONCORD GROWTH CORPORATION


     By: /s/ Julie M. Saltonstall

     Title: Vice President

     Address:

     1170 East Meadow Drive
     Palo Alto, California  94303


















                               SCHEDULE A
                                   TO
                           SECURITY AGREEMENT



1.   Trade Names (Section 3.11

     Hesco, Division of MRL, Inc.
     Precision Metals, Division of MRL, Inc.


2.   Locations of Collateral (Section 3.2)

     287 North Lindbergh Boulevard, Suite 206,
     St. Louis, Missouri  63141-7840
     1258 East Main, Piggott, Arkansas  72454
     101 South Pine Street, Hoffman, Illinois 62250


3.   Intentionally omitted.


4.   Encumbrances Against Collateral (Section 3.3)

     See Exhibit B














































                                EXHIBIT B
                                   TO
                           SECURITY AGREEMENT


                             Filing                 Secured Party            Description of
Number         Date       Jurisdication                                        Collateral
754120       05.16.91     AR                  Landmark Bank                     Equipment
748892       04.11.94     AR                  City of Piggott                   Equipment
2264335      04.06.87     IL                  First of America Bank Illinois    Equipment
2594849      07.06.89     IL                  Panasonic Co.                     Inventory
2666116      01.11.90     IL                  First of America Bank Illinois    Blanket
2798879      01.14.91     IL                  Crown Credit Company              Equipment
2805395      01.14.91     IL                  Norwest Equipment Fin.            Equipment
2814568      02.06.91     IL                  Ameritech Credit Corp.            Equipment
2820034      02.22.91     IL                  NBD Equipment Finance             Equipment
2824003      03.05.91     IL                  Farmers State Bank                Equipment
2861012      06.12.91     IL                  Macro Computer Products           Equipment
2865583      06.24.91     IL                  NBD Equipment Finance             Equipment
3020096      08.17.92     IL                  Unisys Corp.                      Equipment
3049921      11.09.92     IL                  Ameritech Credit Co.              Equipment
3050703      11.10.92     IL                  Diesel Power Equipment            Equipment
3110558      04.16.93     IL                  Yale Financial                    Equipment
3111038      04.19.93     IL                  Yale Financial                    Equipment
3117708      05.05.93     IL                  Farmers State Bank                Other
3118579      05.07.93     IL                  Yale Financial                    Equipment
3141394      07.07.93     IL                  Yale Financial                    Equipment
3162680      09.01.93     IL                  United States Leasing Intl.       Equipment
3222356      02.15.94     IL                  Unisys Corp.                      Equipment
1788404      10.16.89     MO                  Banc One Leasing                  Equipment
1973208      03.05.91     MO                  Farmers State Bank                Equipment
2013998      06.19.91     MO                  Yale Material Handling            Equipment
  356        04.10.91     AR  Clay            City of Piggot                    Equipment
  358        04.10.91     AR  Clay            City of Piggot                    Equipment
 1271        11.15.95     AR  Clay            City of Piggot                    Other
 1270        11.15.95     AR  Clay            City of Piggot                    Other
26282        10.16.89     MO  St. Charles     Banc One Leasing                  Equipment
 4726        06.19.91     MO  St. Charles     Yale Financial Services           Equipment
20766        03.31.94     MO  St. Charles     Ameritas Life Insurance           Fixtures
